Exhibit 3.100

THE COMPANIES LAW

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

BLOCKER INTERNATIONAL CONSTRUCTION COMPANY

REGISTERED AND FILED AT 21443/E THIS 27 DAY OF January 1982
REGISTRAR OF COMPANIES CAYMAN ISLANDS

1. The name of the Company is Blocker International Construction Company.

2. The Registered Office of the Company shall be at the office of Messrs. Maples and Calder, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are as follows:

(i) (a) To carry on the business of producers, refiners, storers, suppliers, and distributors of oil and petroleum and oil and petroleum products in all its branches.

(b) To purchase or otherwise acquire real or personal property of all kinds, and in particular land, oil wells, drilling rigs, refineries, mines, mining rights, minerals, ores, buildings, machinery, plant, stores, patents, licences, concessions, rights of way, light or water, and any rights or privileges which it may seem convenient to obtain for the purposes of or in connection with the business of the company, and whether for the purposes of resale or realisation or otherwise, and to manage, develop, sell, exchange, lease, mortgage or otherwise deal with the whole or any part of such property or right

(c) To prospect, explore, develop, maintain, and carry on all or any lands, wells, drilling rigs, mines or mining rights, minerals, ore works or other properties from time to time in the possession of the company, in any manner deemed desirable; to erect all necessary or

REGISTRAR OF COMPANIES EXEMPT CAYMAN ISLANDS

• " - C. - convenient refineries, mills, mac~inery, laboratories, ¼OrKsnops, dwelling-houses for workmen and others, and other buildings, works and appliances, and to aid in or subscribe towards or subsidise any such objects. To clear, manage, farm, cultivate, plant, explore, work or improve any land, or any interest therein, which may belong to the company; to deal with any farm or other products of any such land, and to carry on the business of general traders for the pur- pose of supplying goods to any employees of the company, or to the occupiers of any such land, or to other persons. (e) To carry on the business of an investment company and to carry on business as financiers, capitalists, concessionaires and merchants and to undertake and carry on and execute all kinds of investment, financial, commercial, trading and other occupations. (f) To carry on in any part of the world whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, con tractors, engineers, manufacturers, dealers in or vendors of all types of property including services, and to act as promotors and entrepreneurs. (ii) To exercise and enforce all ri6hts and powers conferred by or incidental to the ownership of any shares, stock, obligations, or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the company of some special proportion of the issued or nominal amount managerial and other executive supervisory and con for or in relation to any company in which the Com upon such terms as may be thought fit.

-3- (iii) To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds. ( iv) To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or co-operation with any person or company and to promote and aid in pro moting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient. ( v) To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affil iated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the any part of the undertaking, property and asse Company, both present and future, including i capital or by any such method and whether or shall receive valuable consideration therefor.

-4- ( vi) To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company. In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company. 4 . Except as prohibited or limited by the Companies Law (Cap. 22), the Company shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for ment of its objects and whatever else it as incidental or conducive thereto or cons thereon, including, but without in any way re generality of the foregoing, the power to tions or amendments to this Memorandum of the Articles of Association of the Company considered neces-

• -5- Association o the Company, and the power to following acts or things, viz: of the to pay l expenses of and incidental to the promotion, ion and incorporation of the Company; to re ster the Company to do business in any other jurisdiction; to sell, leas or dispose of any property of the Company; to draw, , accept~ endorse, scount, execute and issue promissory warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or rai money on the security of the undertaking or 1 or of the assets of the Company including uncalled'capital or without security; to invest monies of the Company such manner as the Directors determine; to promot other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to carry on any trade or bus ss and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully dealt with, carried on, executed or done by connection with the business aforesaid PROV Company shall only carry on the businesses licence is required under the laws of the Ca when so licensed under the terms of such laws.

-6- 5 . The liability of each member is limited to the amount from time to time unpaid on such member 1 s shares. 6. share capital of the Company is US$900,000.00 divided into 900,000 shares of a nominal or par value of US$1.00 each power for the Company insofar as is permitted by law, to redeem any of its shares and to increase or reduce the said capital subject to the pro visions of the Companies Law (Cap. 22) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any prefer ence, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained. 7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 190 of the Companies Law Cap. 22. WE the several persons whose names and addresses are sub scribed are desirous of being formed into a pursuance of this Memorandum of Association and w pectively agree to take the number of shares int of the Company set opposite our respective names.

DATED the 22nd day of SIGNATURE, ADDRESSES and DESCRIPTION OF SUBSCRIBERS ... John Goodwill, Barrister PO Box 3 9, Grand Cayman -7- Witness to the above signatures January, NUMBER OF SHARES TAKEN BY EACH One One One I, Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 198 day of IIBGISTRAR OF COMPANIES

REGISTERE~D- AND F~D OAYCOJ•'.P/d~Y LIMITED HY SHJ..Rt:S AS NO.~/~ r/ THI~/', CF Ku Sv _ 19Q,, I•:EMORANDUJ.: O? ASSOCIA'l'I ON OF REGISTRAR OF COMPA~CKCR INTERNATIONAL CONSTRUCTION C01'1PANY CAYMAN ISLANDS 1. Tne name of the Company is Blocker International Construction Company. Cay Jsland~, ~. The Registered Offi c;:e of the Company shall be at the offices I · of Messrs. Maples and Calder, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide. 3. The objects for which the Company is established are as follows: (i) {a) To carry on the business of producers, refiners, st~rers, suppliers, and distributors of oil and petroleum and oil and.petroleum products in all its branches. (b) Tb purchase or otherwise acquire real or personal property of all kinds, and in particular land,_ oil ~11s, drilling rigs, refineries.,. • mines, mining rights, minerals; ores, buildings, m~chinery, plant, --, -~ stores, pat~nts, licences, concessions, rights of way, light or water, and any rights or privileges which it may seem convenient tq obtain fQr the purposes of or in connection with the business of the company., and whether for the purposes of resale or realisation or otherwise., and to manage, develop, sell, exchange, lease, mortgage, or otherwise deal with the whole or any pert of {c) To prospect, explore, develop., on all or any lands, weils, drilling rigs, mines works or other properties from time to or minin in th company, in any manner deemed desirable; to erect • S/\ j I

,. - 2 - convenient refineries, mills, machinery, laboratories, workshops, dwelling-houses for workmen and others, and other buildings., works and appliances, and to aid in or subscribe towards or subsidise any such objects. (d) To clear, manage, farm, cultivate, plant, explore, work or improve any land, or any interest therein, which may belong to the company; to deal with any farm or other products of any such land, and to carry on the business of general traders for the pur pose of supplying goods to any employees of the company, or to the occupiers of any such land, or to other persons. (e) To carry on the business of an investment company and to carry on business as financiers, capitalists., concessionaires and merchants and to undertake and carry on and execute all kinds of investment, financial., commercial, trading and other occupations. ( f) To carry on in any part of the world whether as principals, agents or otherwise howsoever the business of realtors, developers., consultants., estate agents or managers., builders, con tractors, engineers, manufacturers., dealers in or vendors of all types of property including services., and to act as promotors and entrepreneurs. (ii) To exercise and enforce all rights and powers c by or incidental to the ownership of any shares, stock, · or other securities including with out prejudice to the ... ge e ··\· conferred by virtue of the holding by the company of so proportion of the issued or nominal amount thereof., top ..anagerial and other executive supervisory and for or in relation to any company in which the Company is upon such terms as may be thought fit.

(iii) To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, • dispose of and deal with real and personal property and ":';;;i • rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares,·bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds. ( iv) To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or co-operation with any person or company and to promote and aid in pro moting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient. ( v) To stand surety for or to guarantee, secure the performance of all or any of the obligat· any person, firm or company whether or not related iated to the Company in any manner and whether b~fp r ,,1 ,. ~ I covenant or by mortgage, charge or lien upon the~~~ol any part of the undertaking, property and assets. of\t \ Company, both present and future, including its un capital or by any such method and whether or not shall receive valuable consideration therefor. 'r> • '

-4-

(vi) To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company. In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4. Except as prohibited or limited by the Companies Law (Cap. 22), the Company shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered neces-

REGISTRAR OF COMPANIES
CAYMAN ISLANDS

-5- Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business_in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to ,. promote other companies; to sell the undertaking of the ' Company for cash or any other consideration; to distribute assets in specie to members of the Company; to make charitable or ben~volent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and ~:;:s:::;:~ ...... dealt with, carried on, executed or done by the connection with the business aforesaid PROVIDED ~ ,: Company shall only carry on the businesses for wh n • licence is required under the laws of the Cayma when so licensed under the terms of such laws.

-6- 5. The liability of each member is limited to the ,. amount from time to time unpaid on such member's shares. • 6. The share capital of the Company is US$900,000.00 divided into 900,000 shares of a nominal or par value of US$1.00 each with power for the Company insofar as is permitted by law, to redeem any of its shar.es and to increase or reduce the said capital subject to the pro visions of the Companies Law (Cap. 22) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any prefer ence, priority or-special privilege or subject to any postponement of•rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained. 7- If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 190 of the Companies Law Cap. 22. WE the several persons whose names and addresses scribed are desirous of being formed into a pursuance of this Memorandum of Association and we pectively agree to take the number of shares in of the Company set opposite our respective name

DATED the 22nd day of SIGNATURE, ADDRESSES and DESCRIPTION OF SUBSCRIBERS John Goodwill, Barrister PO Box 309, Grand Cayman -7- ~~ Witness to the above signatures January, NUMBER OF SHARES TAKEN BY EACH PY .... . . . . . ... . . .. ........... .......,;..,... I, \J;,J,1.,J ,i"',m.,-.:, ~rl Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the ,<?]+~ day of - .S~.':~:'~ fl ,.:,•i .I 198L-- t i ~ REGISTRAR 0